Exhibit 99.1

PRESIDENTIAL LIFE CORPORATION AND ATHENE ANNUITY & LIFE ASSURANCE

COMPANY COMPLETE MERGER

NYACK, New York, and HAMILTON, Bermuda — December 28, 2012 – Presidential Life Corporation (“Presidential Life”) (NASDAQ: PLFE), a Delaware corporation headquartered in Nyack, NY, which markets and sells a variety of fixed annuity, life insurance and accident and health insurance products through its wholly owned subsidiary, Presidential Life Insurance Company, a New York-domiciled life insurance company that has approximately $3.5 billion of admitted assets as of September 30, 2012, and Athene Holding Ltd. (“Athene Holding”, and together with its subsidiaries, “Athene”), a Bermuda-based holding company, today announced the completion of the acquisition of Presidential Life by Athene Holding’s wholly owned subsidiary, Athene Annuity & Life Assurance Company (“Athene Annuity”), a Delaware-domiciled insurer focused on retail fixed and index annuity sales and reinsurance. The transaction is valued at approximately $414 million.

“The acquisition of Presidential Life gives Athene a presence in all 50 states and creates significant opportunities for growth in our retail sales and reinsurance operations,” said James R. Belardi, CEO of Athene Holding and Athene Annuity. “We continue to build a market-leading retirement savings company through a combination of organic growth, reinsurance and strategic acquisitions.”

Under the terms of the merger agreement, Presidential Life stockholders will receive $14 in cash for each share of Presidential Life common stock held. Letters of transmittal allowing Presidential Life stockholders of record to deliver their shares to the paying agent in exchange for payment of the merger consideration will be distributed promptly. Stockholders who hold shares through a bank or broker should contact their bank or broker to determine what, if any, steps they need to take in order to receive the cash merger consideration for the shares they beneficially own.

With the closing of the transaction, Presidential Life’s common shares will cease to trade on NASDAQ and will be delisted.

Sandler O’Neill + Partners, L.P. acted as the financial advisor to Presidential Life and provided a fairness opinion to the Board of Directors of Presidential Life in connection with the transaction. Proskauer Rose LLP acted as counsel to Presidential Life. Sidley Austin LLP acted as counsel to Athene.

About Athene

Athene Annuity is a wholly owned subsidiary of Athene Holding, a life insurance holding company focused principally on the retirement market and whose business, through its subsidiaries, is focused primarily on issuing and reinsuring fixed and equity indexed annuities and writing funding agreements and funding agreement-backed notes. Athene Holding’s other principal subsidiaries include Athene Life Insurance Company, a Delaware-domiciled insurance company, and Athene Life Re Ltd., a Bermuda-based reinsurer.

Athene Holding was formed in 2008 by James R. Belardi, formerly President of SunAmerica Life Insurance Company and Chief Investment Officer of AIG Retirement Services, Inc. and Chip Gillis, former head of Bear Stearns’ Insurance Solutions Group and was sponsored by an affiliate of Apollo Global Management, LLC (NYSE: APO) to provide solutions to the growing need for tax efficient savings vehicles to support retiring baby boomers. The products offered by Athene Holding, through its subsidiaries, include:

•	Retail fixed and equity indexed annuity products

•	Institutional products, such as funding agreements

•	Co-insurance and reinsurance arrangements with third party life insurance and annuity providers

About Presidential Life

Presidential Life, through its wholly owned subsidiary, Presidential Life Insurance Company, markets and sells a variety of fixed annuity, life insurance and accident and health insurance products. Through Presidential Life Insurance Company, Presidential Life is licensed to market its products in all 50 states and the District of Columbia. Further information about Presidential Life is available on the Internet at www.presidentiallife.com.

Forward-Looking Statements

This press release may constitute or contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 that reflect, when made, Presidential Life’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to risks and uncertainties, as well as assumptions that, if they do not materialize or prove correct, could cause results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements of: (a) Presidential Life’s plans; (b) the outcome of contingencies; (c) beliefs or expectations; and (d) assumptions underlying any of the foregoing.

Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions. You should not place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic, and competitive risks and uncertainties, many of which are beyond Presidential Life’s control or are subject to change, actual results could be materially different.

These risks include but are not limited to those detailed from time to time in Presidential Life’s public filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of their dates. Presidential Life undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contacts

For Athene:

Bill Free

864-609-1187

bfree@athene.com

For Presidential Life:

Brunswick Group

Gemma Hart / Beau Allen

212-333-3810